Exhibit (4)(d)

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                           STOCK SUBSCRIPTION WARRANT

                           To Purchase Common Stock of

               Startech Environmental Corporation (the "Company")

                   DATE OF INITIAL ISSUANCE: December 29, 1998

     THIS CERTIFIES THAT for value received, the CONNECTICUT DEVELOPMENT AUTHORITY or its registered assigns (hereinafter called the "Holder") is entitled to purchase from the Company, at any time during the Term of this Warrant, the number of shares of common stock, no par value, of the Company (the "Common Stock") specified herein, at the Warrant Price, payable in lawful money of the United States of America to be paid upon the exercise hereof. The exercise of this Warrant shall be subject to the provisions, limitations and restrictions herein contained, and only may be exercised in whole.

SECTION 1.  Definitions.
            ------------

     For all purposes of this Warrant, the following terms shall have the meanings indicated:

     Common Stock - shall mean and include the Company's authorized Common Stock, no par value, as constituted at the date hereof, and shall also include any capital stock of any class or series of the Company hereafter authorized which shall not be limited to a fixed sum or percentage of par value or of the purchase price of such stock in respect of the rights of the holders thereof to participate in dividends and/or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company. Notwithstanding the foregoing, for purposes of determining the class or series of the Company's capital stock which the Holder is entitled to purchase pursuant hereto, the term "common stock" shall mean the Company's authorized Common Stock, no par value, as constituted at the date hereof.

     Current Market Price - of one share of Common Stock shall be deemed to be, at any date, the average of the daily closing prices for the 30 consecutive business days ending no more than 15 business days before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 30 business day period). The closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading (or if the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the average of the last reported bid and asked prices, as reported by the National Association of Securities Dealers Automated Quotations System ("Nasdaq") on such day, or if, on any day in question, the security shall not be quoted on the Nasdaq, then such price shall be equal to the average of the last reported bid and asked prices on such day as reported by The National Quotation Bureau Incorporated or any similar reputable quotation and reporting service, if such quotation is not reported by The National Quotation Bureau Incorporated); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to herein are available for the period required hereunder, the Current Market Price shall be determined in good faith by the Board of Directors of the Company or, if such determination cannot be made, by a nationally recognized independent investment banking firm selected by the Board of Directors of the Company (or if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules).

     Exchange Act - shall mean the Securities Exchange Act of 1934, as amended from time to time.

     Loan Agreement - shall mean that certain Loan Agreement between the Company and the Connecticut Development Authority dated December 29, 1998.

     Note - shall mean that certain promissory note from the Company to the Connecticut Development Authority, dated as of December 29, 1998, in the original principal amount of $750,000.00 issued in connection with the Loan Agreement.

     Securities Act - the Securities Act of 1933, as amended.

     Term of this Warrant - shall mean the two (2) year period beginning on the date of initial issuance hereof and ending on December 31, 2000.

     Warrant Price - shall be equal to $7.00 for each share of Common Stock.

     Warrants - this Warrant and any other Warrant or Warrants issued pursuant to the Loan Agreement to the original holder of this Warrant, or any transferees from such original holder or the Holder.

     Warrant Shares - shares of Common Stock purchased or purchasable by the Holder of this Warrant upon the exercise hereof.

SECTION 2.  Exercise of Warrant.
            --------------------

     2.1 Right to Exercise. The Holder may exercise this Warrant for an amount of Shares of Common Stock on a fully-diluted basis during the period commencing on the date of initial issuance hereof and ending on December 31, 2000, equal to five percent (5%) of the issued and outstanding Common Stock as of the date of exercise.

     2.2. Procedure for Exercise of Warrant. To exercise this Warrant, the Holder shall deliver to the Company at its office referred to in Section 11 hereof at any time during the Term of this Warrant: (i) the Notice of Exercise in the form attached hereto, (ii) cash, certified or official bank check payable to the order of the Company, wire transfer of funds to the Company's account, or evidence of any indebtedness of the Company to the Holder (or any combination of any of the foregoing) in the amount of the Warrant Price for each share being purchased, and (iii) this Warrant.

     In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the Holder or such other name or names as may be designated by the Holder, shall be delivered to the Holder hereof within a reasonable time, not exceeding fifteen (15) days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof within such time. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

     2.3. Transfer Restriction Legend. Each certificate for Warrant Shares shall bear the following legend (and any additional legend required by (i) any applicable state securities laws and (ii) any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed) on the face thereof unless at the time of exercise such Warrant Shares shall be registered under the Securities Act:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution under a registration statement of the securities represented thereby) shall also bear such legend unless, in the opinion of counsel for the Holder thereof the securities represented thereby are not, at such time, required by law to bear such legend.

SECTION 3. Covenants as to Common Stock. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that it will pay when due and payable any and all Federal and state taxes which may be payable in respect of the issue of this Warrant or any Common Stock or certificates therefor issuable upon the exercise of this Warrant. The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

SECTION 4.  Ownership.
            ----------

     4.1. Ownership of This Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided in this Section 4.

     4.2. Transfer and Replacement. This Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the Holder hereof in person or by duly authorized attorney, and a new Warrant or Warrants, of the same tenor as this Warrant but registered in the name of the permitted transferee or transferees (and in the name of the Holder, if a partial transfer is effected) shall be made and delivered by the Company upon surrender of this Warrant duly endorsed, at the office of the Company referred to in Section 11 hereof. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction, and, in such case, of indemnity or security reasonably satisfactory to it, and upon surrender of this Warrant if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant; provided that if the Holder hereof is an instrumentality of a state or local government or an institutional holder or a nominee for such an instrumentality or institutional holder an irrevocable agreement of indemnity by such instrumentality or institutional holder shall be sufficient for all purposes of this Section 4, and no evidence of loss or theft or destruction shall be necessary. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any transfer or replacement. Except as otherwise provided above, in the case of the loss, theft or destruction of a Warrant, the Company shall pay all expenses, taxes and other charges payable in connection with any transfer or replacement of this Warrant, other than stock transfer taxes (if any) payable in connection with a transfer of this Warrant, which shall be payable by the Holder. Holder will not transfer this Warrant and the rights hereunder except in compliance with Federal and state securities laws.

SECTION 5. Mergers; Consolidation; Sales. In the case of any proposed consolidation or merger of the Company with another entity, or the proposed sale of all or substantially all of its assets (a "Sale") to another person or entity, or any proposed reorganization or reclassification of the capital stock of the Company, then, as a condition of such consolidation, merger, Sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the Holder of this Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein, in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable hereunder, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, Sale, reorganization or reclassification) be issued or payable with respect to or in exchange for the number of shares of such Common Stock purchasable hereunder immediately before such consolidation, merger, Sale, reorganization or reclassification. In any such case appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof shall thereafter be applicable as nearly as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Warrant. The Company shall not effect any such consolidation, merger or Sale unless (i) either (A) the Holder shall have given its written consent thereto, or (B) the other party to the consolidation, merger or Sale is not controlled by, does not control, and is not under common control with, the Company and the transaction is not being undertaken with the purpose of diminishing, defeating or avoiding the Holder's rights hereunder, and (ii) prior to or simultaneously with the consummation thereof the successor corporation or purchaser, as the case may be, shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder is entitled to receive.

SECTION 6. Notice of Dissolution or Liquidation. In case of any distribution of the assets of the Company in dissolution or liquidation (except under circumstances when the foregoing Section 5 shall be applicable), the Company shall give notice thereof to the Holder hereof and shall make no distribution to shareholders until the expiration of thirty (30) days from the date of mailing of the aforesaid notice and, in any case, the Holder hereof may exercise this Warrant within thirty (30) days from the date of the giving of such notice, and all rights herein granted not so exercised within such thirty-day period shall thereafter become null and void.

SECTION 7. Notice of Extraordinary Dividends. Subject to further compliance with
Section 9.2 hereof, if the Board of Directors of the Company shall declare any dividend or other distribution on its Common Stock except out of earned surplus or by way of a stock dividend payable in shares of its Common Stock, the Company shall mail notice thereof to the Holder hereof not less than thirty (30) days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution, and the Holder hereof shall not participate in such dividend or other distribution unless this Warrant is exercised prior to such record date. The provisions of this Section 7 shall not apply to distributions made in connection with transactions covered by Section 5.

SECTION 8. Fractional Shares. Fractional shares shall not be issued upon the exercise of this Warrant but in any case where the Holder would, except for the provisions of this Section 8, be entitled under the terms hereof to receive a fractional share upon the complete exercise of this Warrant, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the excess of the value of such fractional share (determined in such reasonable manner as may be prescribed in good faith by the Board of Directors of the Company) over the Warrant Price for such fractional share.

SECTION 9. Special Arrangements of the Company. The Company covenants and agrees that during the term of this Warrant, unless otherwise approved by the Holder of this Warrant:

     9.1. Adjustments.
          -----------

     (a) Adjustment for Stock Splits and Combinations. If the Company shall at any time, or from time to time, after the date hereof, effect a subdivision of its outstanding Common Stock then, at the option of the Holder, (i) the Warrant Price then in effect immediately before that subdivision shall be proportionately decreased and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant (the "Number of Issuable Shares") shall be proportionately increased, and conversely, if the Company shall at any time, or from time to time, after the date hereof, combine its outstanding shares of Common Stock, then, at the option of the Holder, (i) the Warrant Price then in effect immediately before the combination shall be proportionately increased and
(ii) the Number of Issuable Shares shall be proportionately decreased. Any adjustment under this subsection (a) shall become effective at the close of business on the day any such subdivision or combination becomes effective.

     (b) Adjustment for Certain Dividends and Distributions. If the Company at any time, or from time to time, after the date hereof, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then, and in each such event, at the option of the Holder:

(i) the Warrant Price shall be decreased as of the date of such issuance or, at the time or upon the event such a record date shall have been fixed, as of the close of business on such record date (the "Record Date") by multiplying the Warrant Price by a fraction, determined as follows:

     (x) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the Record Date; and

     (y) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the Record Date plus the number of shares of Common Stock issuable in payment of such dividend or distribution, and

(ii) the Number of Issuable Shares shall be increased to equal the number derived by dividing the aggregate Warrant Price by the adjusted per share Warrant Price which would have resulted if the Holder had chosen option (i) above.

     For purposes of this subsection (b), if such Record Date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Warrant Price or the Number of Issuable Shares, as the case may be, shall be recomputed accordingly as of the close of business on such Record Date, and thereafter the Warrant Price or the Number of Issuable Shares, as the case may be, shall be adjusted pursuant to this subsection (b) as of the day and time that each actual payment of such dividends or distributions is made.

     (c) Adjustment for Reclassification, Exchange and Substitution. If the Common Stock issuable upon the exercise hereof shall be changed into the same or a different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or other transaction having similar effect (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for elsewhere in this Section 9) then, and in each such event, the Holder shall have the right thereafter to receive the kind and amount of shares of stock and other securities and property receivable upon such reclassification, exchange, substitution or other transaction having similar effect, as did or shall the holders of shares of the Common Stock as of the date immediately prior to the day that such reclassification, exchange or substitution is or becomes effective, all subject to further adjustment as provided herein.

     (d) Adjustment for Issuance of New Shares. If the Company at any time, or from time to time, after the date hereof, shall issue additional shares of Common Stock at a per share price less than the per share Warrant Price (other than (i) pursuant to a subdivision, combination, reclassification, exchange, substitution of shares, reorganization, merger, consolidation or Sale provided for elsewhere in this Section 9 or in Section 5; or (ii) shares issued to any instrumentality of the State of Connecticut then, and in each such event):

     (i) the per share Warrant Price shall be decreased as of the date of such issuance to a number determined by dividing (x) an amount equal to (1) the total number of shares of Common Stock outstanding immediately prior to such issuance multiplied by the per share Warrant Price, plus (2) the consideration, if any, received by the Company upon such issuance (including any consideration received prior to such issuance for securities the exercise or conversion of which resulted in such issuance) by (y) the total number of shares of Common Stock outstanding immediately after issuance of such additional shares, and

     (ii) the Number of Issuable Shares shall be increased to equal the number derived by dividing the aggregate Warrant Price by the adjusted per share Exercise Price after application of (i) above.

     9.2. Will Reserve Shares. The Company will reserve and set apart and have available for issuance at all times, free from preemptive or other preferential rights, the number of shares of authorized but unissued Common Stock deliverable upon the exercise of this Warrant.

     9.3. Will Not Issue Certain Stock. The Company will not issue any capital stock of any class which has rights to be preferred as to dividends and/or as to the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up, unless such rights shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in the distribution of assets. The Company will be deemed to have issued stock which is preferred as to dividends or as to distribution of assets if either (i) the right to preferred dividends exceeds the amount of fifteen percent (15%) of par value or of the purchase price of such shares or (ii) the right to preferred distribution of assets exceeds the amount of one hundred percent (100%) of par value or of the purchase price of such shares for the first year after issuance of such stock or one hundred and twenty-five percent (125%) thereafter.

     9.4. Will Not Declare Dividends. The Company will not pay any dividend or other distribution on any of its capital stock unless such dividend or other distribution on such share of capital stock and all other dividends or distributions paid during the prior one year period on such shares of capital stock are paid out of earned surplus and the aggregate amount thereof is less than fifteen percent (15%) of the fair market value of the shares of capital stock (if then ascertainable) on the date of declaration of such dividend or other distribution.

     9.5. Will Not Amend Certificate. The Company will not amend its Certificate of Incorporation to eliminate as an authorized class of capital stock that class denominated as "Common Stock" on the date hereof.

     9.6. Will Bind Successors. This Warrant shall be binding upon any corporation or other person or entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

SECTION 10.  Registration Rights: etc.
             -------------------------

     10.1. Certain Definitions. As used in this Section 10, the following terms shall have the following respective meanings:

     "Commission" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

     "Registrable Securities" shall mean the Warrant Shares less any Warrant Shares theretofore sold to the public or in a private placement.

     The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the effectiveness of such registration statement.

     "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Section 10.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

     "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, all fees and disbursements of counsel for any Holder and any blue sky fees and expenses excluded from the definition of "Registration Expenses."

     "Holder" shall mean any holder of outstanding Warrant Shares or Registrable Securities which (except for purposes of determining "Holders" under Section
10.6 hereof) have not been sold to the public.

     "Other Shareholders" shall mean holders of securities of the Company who are entitled by contract with the Company or who are permitted by the Company to have securities included in a registration of the Company's securities.

     10.2. Company Registration.
           ---------------------

     (a) Notice of Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales, the Company will:

          (i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

          (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, subject to any limitations on the number of shares as set forth in Section 10.2(b) below.

     (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the written notice given pursuant to Section 10.2
(a)(i). In such event, the right of any Holder to registration pursuant to
Section 10.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company, directors and officers and the Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company.

     Notwithstanding any other provision of this Section 10.2, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant hereto. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner. The number of shares that may be included in the registration and underwriting on behalf of such Holders, directors and officers and Other Shareholders shall be allocated among such Holders, directors and officers and Other Shareholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities which they had requested to be included in such registration at the time of filing the registration statement.

     If any Holder of Registrable Securities or any officer, director or Other Shareholder disapproves of the terms of any such underwriting, it, he or she may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     10.3. Registration Rights. In the event that the Company at any time after the date of this Warrant grants registration rights, including demand registration rights, to any other holder of securities of the Company, the Company will promptly give to the Holder written notice thereof and, if in the opinion of the Holder such registration rights are more favorable than the registration rights provided under this Warrant, the Holder shall so notify the Company within thirty (30) days of receipt of the foregoing notice from the Company, whereupon such registration rights shall automatically be deemed to be incorporated in this Warrant.

     10.4. Expenses of Registration. The Company shall bear all Registration Expenses incurred in connection with any registration, qualification and compliance by the Company pursuant to Section 10.2 hereof. All Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.

     10.5. Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 10, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. The Company will, at its expense:

          (a) keep such registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

          (b) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request; and

          (c) register or qualify the Registrable Securities under the securities laws or blue-sky laws of such jurisdictions as any Holder may request; provided, however, that the Company shall not be obligated to register or qualify such Registrable Securities in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in order to effect such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

     10.6. Indemnification.
           ----------------

          (a) The Company, with respect to each registration, qualification and compliance effected pursuant to this Section 10, will indemnify and hold harmless each Holder, each of its officers, directors, partners, and agents, and each party controlling such Holder, and each underwriter, if any, and each party who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like)) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors, partners, and agents, and each party controlling such Holder, each such underwriter and each party who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based solely upon written information furnished to the Company by such Holder or underwriter, as the case may be, and stated to be specifically for use in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance.

          (b) Each Holder and Other Shareholder will, if Registrable Securities held by it, him or her are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each party who controls the Company or such underwriter, each other such Holder and Other Shareholder and each of their respective officers, directors, partners, and agents, and each party controlling such Holder or Other Shareholder, against all claims, losses, damages and liabilities (or actions in respect thereof arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Shareholders, directors, officers, partners, agents, parties, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document solely in reliance upon and in conformity with written information furnished to the Company by such Holder or

Other Shareholder and stated to be specifically for use in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance; provided, however, that the obligations of such Holders and Other Shareholders hereunder shall be limited to an amount equal to the proceeds to each such Holder or Other Shareholder of securities sold as contemplated herein.

          (c) Each party entitled to indemnification under this Section 10.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have been advised by counsel that actual or potential differing interests or defenses exist or may exist between the Indemnifying Party and the Indemnified Party, in which case such expense shall be paid by the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 10. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall provide such information as may be reasonably requested by an Indemnifying Party in order to enable such Indemnifying Party to defend a claim as to which indemnity is sought.

     10.7. Information by Holder. Each Holder of Registrable Securities, and each Other Shareholder holding securities included in any registration, shall furnish to the Company such information regarding such Holder or Other Shareholder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 10.

     10.8. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

          (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), at any time after it has become subject to such reporting requirements; and

          (c) So long as the Holder owns any Registrable Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement in connection with an offering of its Securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

SECTION 11. Notices. Any notice or other document required or permitted to be given or delivered to the Holder shall be delivered at, or sent by certified or registered mail to, the Holder at 999 West Street, Rocky Hill, Connecticut 06067, or to such other address as shall have been furnished to the Company in writing by the Holder. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered at, or sent by certified or registered mail to, the Company at 79 Old Ridgefield Road, Wilton, Connecticut 06897, or to such other address as shall have been furnished in writing to the Holder by the Company. Any notice so addressed and mailed by registered or certified mail shall be deemed to be given when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

SECTION 12. No Rights as Stockholder: Limitation of Liability. This Warrant shall not entitle the Holder to any of the rights of a shareholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Warrant Price hereunder or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

SECTION 13. Law Governing. THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CONNECTICUT.

SECTION 14.  Miscellaneous.
             --------------

          (a) This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof against which enforcement of the same is sought). The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof; and

          (b) All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Financing Agreement.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer this 29th day of December, 1998.

                                    STARTECH ENVIRONMENTAL CORPORATION


                                 By:__________________________________
                                    Joseph F. Longo
                                    Its President
                                    Duly Authorized

                           FORM OF NOTICE OF EXERCISE

                [To be signed only upon exercise of the Warrant]

                     TO BE EXECUTED BY THE REGISTERED HOLDER
                         TO EXERCISE THE WITHIN WARRANT
                                                -------


     The undersigned hereby exercises the right to purchase _________ shares of Common Stock which the undersigned is entitled to purchase by the terms of the within Warrant according to the conditions thereof, and herewith makes payment of the Warrant Price of such shares in turn. All shares to be issued pursuant hereto shall be issued in the name of and the initial address of such person to be entered on the books of the Company shall be:



     The shares are to be issued in certificates of the following denominations:




                                       -----------------------------------------
                                       [Type Name of Holder]


                                       By:
                                           -------------------------------------
                                       Title:
                                             -----------------------------------


Dated:
      ---------------------------------

                               FORM OF ASSIGNMENT
                                    (ENTIRE)

               [To be signed only upon transfer of entire Warrant]

                     TO BE EXECUTED BY THE REGISTERED HOLDER
                         TO TRANSFER THE WITHIN WARRANT
                                                -------

     FOR VALUE RECEIVED __________________ hereby sells, assigns and transfers unto _______________________________ all rights of the undersigned under and pursuant to the within Warrant, and the undersigned does hereby irrevocably constitute and appoint _______________________________ Attorney to transfer the said Warrant on the books of the Company, with full power of substitution.




                                   ---------------------------------------------
                                   [Type Name of Holder]


                                    By:
                                       -----------------------------------------

                                    Title:
                                             -----------------------------------


Dated:
      ---------------------------------


NOTICE

     The signature to the foregoing Assignment must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                               FORM OF ASSIGNMENT
                                    (PARTIAL)

              [To be signed only upon partial transfer of Warrant]

                     TO BE EXECUTED BY THE REGISTERED HOLDER
                         TO TRANSFER THE WITHIN WARRANT
                                                -------

     FOR VALUE RECEIVED _________________ hereby sells, assigns and transfers unto __________________________________ (i) the rights of the undersigned to purchase ___ shares of Common Stock under and pursuant to the within Warrant, and (ii) on a nonexclusive basis, all other rights of the undersigned under and pursuant to the within Warrant, it being understood that the undersigned shall retain, severally (and not jointly) with the transferee(s) named herein, all rights assigned on such non-exclusive basis. The undersigned does hereby irrevocably constitute and appoint __________________________ Attorney to transfer the said Warrant on the books of the Company, with full power of substitution.




                                       -----------------------------------------
                                       [Type Name of Holder]


                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------


Dated:
      ------------------------------



NOTICE

     The signature to the foregoing Assignment must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.